ROYALTY AGREEMENT

     THIS AGREEMENT made and entered into this 25th day of March, 1997 by and between STANISLAW R. BURZYNSKI, M.D., Ph.D. ("BURZYNSKI") who has his principal place of business at 12000 Richmond Avenue, Suite 206, Houston, Texas 77082, and THE BURZYNSKI RESEARCH INSTITUTE, INC., ("BRI"), a Delaware corporation, with its principal place of business at 12000 Richmond Avenue, Suite 206, Houston, Texas 77082.

     WHEREAS, BURZYNSKI is the owner of certain patents dealing with certain medical chemical compounds and uses thereof all of which relate to antineop1aston drugs ("Antineoplastons"); and

     WHEREAS, antineoplastons are still investigational new drugs not approved for interstate marketing by the Federal Food and Drug Administration; and

     WHEREAS, in or about March 1, 1990 BURZYNSKI and BRI entered into a Second Amended License Agreement wherein BURZYNSKI had assigned or licensed all of these patents to BRI so that BRI now has the sole right to sell, license, manufacture, distribute or otherwise exploit antineoplastons in the United States, Canada and Mexico (with one certain exception discussed infra); and

     WHEREAS, pursuant to said Second Amended License Agreement, Burzynski has the right to continue to use antineoplastons in his private medical practice and has agreed to pay BRI a royalty fee equivalent to seventeen percent of Burzynski's gross receipts from said medical practice;

     WHEREAS, it would be of significant and direct benefit to BRI for antineoplastons to be approved by the FDA for interstate marketing so that BRI could either sell, distribute, license or otherwise exploit antineoplastons on a national scale; and


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

     WHEREAS, BURZYNSKI has in the past and is willing to continue to conduct his medical practice in such a way as to develop the data necessary to support the FDA approval of the drug for interstate marketing; and

     WHEREAS, BURZYNSKI is willing to continue in his efforts to provide the FDA the data in order to approve the drug, inter alia, by being the clinical investigator of FDA-approved clinical trials which trials are necessary for the approval of any drug; and

     WHEREAS, BURZYNSKI is currently the principal investigator for approximately 71 FDA-approved clinical trials of antineoplastons, and his undertaking of such clinical trials may significantly shorten the time in which antineoplastons can be approved by the FDA.

     NOW, THEREFORE, the parties agree as follows:

     1. BURZYNSKI TO CONTINUE AS PRINCIPAL INVESTIGATOR:

     BURZYNSKI agrees to continue in his role as the principal investigator in all current and such future clinical trials as is necessary to create the data to support the approval of antineoplastons for interstate marketing. Furthermore, BURZYNSKI also agrees to conduct such other and additional clinical trials as may be required by the FDA to support a new drug application and approval for interstate marketing. Furthermore, BURZYNSKI agrees to supervise, consult, oversee and otherwise deal with any other matters that come up with the FDA approval process, such as the drafting and oversight of additional clinical trials by other investigators in general, Burzynski agrees to use his best and continuous efforts to ensure that antineoplastons are approved by the FDA as soon as possible.

     2. COMPENSATION:

     In consideration for BURZYNSKI undertaking and continuing to perform those responsibilities outlined in Paragraph 1 above, BRI agrees to assign BURZYNSKI a royalty

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


interest equivalent to l0% (ten percent) of BRI's gross income (excluding licensing fees generated by BURZYNSKI licensing payments to BRI), which royalty interest shall include gross receipts from all future sales, distribution and manufacture of antineoplastons. The parties acknowledge that there is no such income at this time and unless antineoplastons are approved for interstate marketing in the United States, there may never be such income.

     3. BURZYNSKI CONTINUED USE OF ANTINEOPLASTONS AFTER FDA APPROVAL:

     As additional consideration, BRI hereby accords BURZYNSKI the right to continue to use antineoplastons in his private medical practice, after any and all formulations of antineoplastons are approved for interstate marketing by the FDA on the same terms arid conditions, and royalty schedule as is currently in effect under the Second Amended License Agreement.

     4. TERM OF AGREEMENT:

     The term of this Agreement shall be indefinite and will continue until such time as the parties agree that it is in their mutual interest to continue such agreement.

     EXECUTED this 25th day of March, 1997.


                                           /s/ STANISLAW R. BURZYNSKI
                                         --------------------------------------
                                          STANISLAW R. BURZYNSKI, M.D., Ph.D.



                                         THE BURZYNSKI RESEARCH INSTITUTE


                                         BY: /s/ STANISLAW R. BURZYNSKI
                                             ----------------------------------
                                             STANISLAW R. BURZYNSKI, M.D., Ph.D.
                                             PRESIDENT


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